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                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT

                                                   PERCENTAGE        STATE OF
NAME OF PARENT       NAME OF SUBSIDIARY            OWNERSHIP      INCORPORATION
--------------       ------------------            ----------     -------------
Hanover           Tri-Co. Foods Corp. ("Tri-Co")      100%        Pennsylvania

Hanover           Spring Glen Fresh Foods, Inc.       100%        Pennsylvania

Hanover           Consumers Packing Company           100%        Pennsylvania
                  d/b/a Hanover Foods -
                  Lancaster Division

Hanover           Hanover Insurance Corporation       100%        Grand Cayman,
                  Ltd.                                               B.W.I.

Hanover           Nittany Corporation                 100%          Delaware

Hanover           Bickel's Snack Foods, Inc.          100%        Pennsylvania

Tri-Co            Alimentos Congelados Monte          100%        Republic of
                  Bello S.A.                                       Guatemala

Tri-Co            Sunwise Corporation                 100%          Florida

Tri-Co            Mayapac, S.A.                       100%        Republic of
                                                                   Guatemala
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